Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	David Zalman
Prosperity Bank Plaza	Chairman and Chief Executive Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	david.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

Prosperity Bancshares, Inc.®

REPORTS RECORD FOURTH QUARTER

2014 EARNINGS

●	Fourth quarter 2014 earnings per share (diluted) increased 14.3% to $1.12 compared with the fourth quarter 2013
●	Net income increased $15.257 million or 24.2% compared with the fourth quarter 2013
●	Nonperforming assets remain low at 0.20% of fourth quarter average earning assets
●	2014 earnings per share (diluted) increased 18.4% to $4.32 compared with 2013
●	Loans increased $1.469 billion or 18.9% compared with 2013
●	Deposits increased $2.402 billion or 15.7% compared with 2013

HOUSTON, January 23, 2015. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income for the quarter ended December 31, 2014 of $78.228 million, an increase in net income of $15.257 million or 24.2%, compared with $62.971 million for the quarter ended December 31, 2013. Additionally, diluted earnings per share increased 14.3% to $1.12 per diluted common share for the quarter ended December 31, 2014 compared with $0.98 per diluted common share for the same period in 2013. Prosperity also reported net income for the year ended December 31, 2014 of $297.441 million or $4.32 per diluted common share, an increase of 34.3% from 2013 net income of $221.398 million and up 18.4% from 2013 diluted earnings per common share of $3.65.

“Prosperity continues to show strong fundamental results and is proud to announce another record year of earnings. Earnings per diluted share for the fourth quarter of 2014 increased 14.3% compared with the fourth quarter of 2013 and earnings per diluted share for the full year 2014 increased 18.4% compared with the full year 2013. We continue to show strong organic loan growth. Excluding loans acquired in acquisitions during the last five quarters and new production at the acquired banking centers since the respective acquisition dates, loans at December 31, 2014 grew $549.523 million or 8.9% compared with December 31, 2013 and increased $148.230 million or 2.2% (9.0% annualized) on a linked quarter basis. While we saw loans decrease at the acquired banks, it is not unusual for Prosperity to move out certain loans that do not necessarily fit our risk appetite. We also saw strong organic deposit growth. Excluding deposits assumed in acquisitions and new deposits generated at the acquired banking centers since the respective acquisition dates, deposits at December 31, 2014 grew $461.751 million or 3.5% compared with December 31, 2013 and increased $507.535 million or 3.9% (15.6% annualized) on a linked quarter basis,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer.

“Although our fundamentals are strong, our stock price has languished recently. We believe the stock price decline is due to investor sentiment regarding the decrease in crude oil prices. We have reviewed our energy credits and have not seen any negative effects in the loan portfolio to date, although we expect it may take 6 to 9 months to feel the impact of lower oil prices. Our management team has been in banking since the 1980’s and is familiar lending to the energy industry and in Texas and Oklahoma,” continued Zalman.

“Texas and Oklahoma currently have low unemployment numbers and more diverse employment opportunities than they have in the past.  While we expect growth in jobs will be impacted by lower oil prices, we believe that the Texas and Oklahoma economies are in a better position to weather such an impact,” added Zalman.

“I would like to thank all of our associates, directors and customers for all their help and support in making our company the success it is,” concluded Zalman.

Prosperity’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio. As a result of acquisitions, and thus purchase accounting adjustments, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding acquired loans accounted for under FASB Accounting Standards Codification (“ASC”) Topics 310-20, “Receivables-Nonrefundable Fees and Other Costs” and 310-30, “Receivables-Loans and Debt Securities Acquired with Deteriorated Credit Quality”). Prosperity has included in this Earnings Release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Results of operations for the three months ended December 31, 2014

For the three months ended December 31, 2014, net income was $78.228 million compared with $62.971 million for the same period in 2013. Net income per diluted common share was $1.12 for the three months ended December 31, 2014 compared with $0.98 for the same period in 2013. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended December 31, 2014 were 1.48%, 9.70% and 23.87%, respectively. Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and securities and taxes) was 40.78% for the three months ended December 31, 2014.

Net interest income before provision for credit losses for the quarter ended December 31, 2014, increased 22.2% to $177.751 million compared with $145.469 million during the same period in 2013. The increase was primarily due to a 19.4% increase in average interest-earning assets for the same period. Linked quarter net interest income before provision for credit losses increased $2.094 million or 1.2% to $177.751 million compared with $175.657 million during the three months ended September 30, 2014. This increase was primarily due to a credit to interest expense of $2.428 million. More specifically, during the fourth quarter, Prosperity finalized the fair value adjustments for certificates of deposit acquired from F&M Bancorporation Inc. and its wholly-owned subsidiary, The F&M Bank & Trust Company (collectively, “F&M”), and FVNB Corp. and its wholly-owned subsidiary, First Victoria National Bank (collectively, “FVNB”), and recorded the total 2014 premium amortization for the acquired banks in the fourth quarter. The net interest margin on a tax equivalent basis increased to 3.89% for the three months ended December 31, 2014, compared with 3.82% for the same period in 2013 and 3.85% for the three months ended September 30, 2014. Excluding purchase accounting adjustments, the net interest margin on a tax equivalent basis decreased on a linked quarter basis from 3.26% for the quarter ended September 30, 2014 to 3.25% for the quarter ended December 31, 2014.

Noninterest income increased $4.948 million or 19.7% to $30.106 million for the three months ended December 31, 2014, compared with $25.158 million for the same period in 2013. This increase was primarily due to an increase in service charges and credit, debit and ATM card income as a result of the additional accounts acquired from F&M and FVNB. Additionally, trust and brokerage income increased as a result of the additional products and services acquired through the acquisition of FVNB in the fourth quarter 2013. On a linked quarter basis, noninterest income decreased $55 thousand or 0.2% compared with the quarter ended September 30, 2014.

Noninterest expense increased $16.170 million or 23.6% to $84.762 million for the three months ended December 31, 2014, compared with $68.592 million for the same period in 2013. This increase was primarily due to increased salary and benefits expense and additional operational expenses associated with the acquisitions of FVNB and F&M. On a linked quarter basis, noninterest expense decreased $748 thousand or 0.9%, compared with the quarter ended September 30, 2014.

Loans at December 31, 2014 were $9.244 billion, an increase of $1.469 billion or 18.9%, compared with $7.775 billion at December 31, 2013, primarily due to the acquisition of F&M. Linked quarter loans decreased $124.705 million or 1.3% from $9.369 billion at September 30, 2014.

Deposits at December 31, 2014 were $17.693 billion, an increase of $2.402 billion or 15.7% compared with $15.291 billion at December 31, 2013, primarily due to the acquisition of F&M. Linked quarter deposits increased $679.131 million or 4.0% from $17.014 billion at September 30, 2014.

Average loans increased $2.087 billion or 28.8% to $9.325 billion for the quarter ended December 31, 2014, compared with $7.238 billion for the same period in 2013. On a linked quarter basis, average loans decreased $55.918 million or 0.6% from $9.381 billion for the quarter ended September 30, 2014. Average deposits increased $2.927 billion or 20.6% to $17.118 billion for the quarter ended December 31, 2014, compared with $14.191 billion for the same period of 2013. On a linked quarter basis, average deposits increased $40.983 million or 0.2% from $17.077 billion for the quarter ended September 30, 2014.

Results of operations for the year ended December 31, 2014

For the year ended December 31, 2014, net income was $297.441 million compared with $221.398 million for the same period in 2013. Net income per diluted common share was $4.32 for the year ended December 31, 2014, compared with $3.65 for the same period in 2013. Returns on average assets, average common equity and average tangible common equity for the year ended December 31, 2014 were 1.44%, 9.66%, and 24.24%, respectively. Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and securities and taxes) was 41.81% for the year ended December 31, 2014.

Net interest income before provision for credit losses for the year ended December 31, 2014 increased $172.328 million or 34.5% to $671.154 million compared with $498.826 million during the same period in 2013. The increase was primarily due to a 25.9% increase in average interest-earning assets over the same period. The net interest margin on a tax equivalent basis for the year ended December 31, 2014 increased to 3.80%, compared with 3.58% for the same period in 2013. Excluding purchase accounting adjustments, the net interest margin on a tax equivalent basis increased to 3.29% for the year ended December 31, 2014 from 3.20% for the same period in 2013.

Noninterest income increased $27.445 million or 28.8% to $122.872 million for the year ended December 31, 2014 compared with $95.427 million for the same period in 2013. This increase was primarily due to the effects of the additional accounts acquired in the acquisitions of FVNB and F&M completed in 2013 and 2014. Trust and brokerage income increased as a result of the additional products and services acquired through the FVNB acquisition. In addition, gain on the sale of assets increased $4.671 million during the year ended December 31, 2014 compared with the same period in 2013. This increase was primarily due to a $2.224 million gain that was recorded during the first quarter of 2014 on the sale of the agent bank credit card and agent bank merchant processing business of Bankers Credit Card Services, Inc., a subsidiary acquired as part of the acquisition of Coppermark Bancshares, Inc. and its wholly-owned subsidiary, Coppermark Bank.

Noninterest expense increased $82.806 million or 33.5% to $330.002 million for the year ended December 31, 2014 compared with $247.196 million for the same period in 2013. This increase was primarily due to additional operational expenses associated with the acquisitions of FVNB and F&M. Additionally, total noninterest expense for the year ended December 31, 2014 included one-time pre-tax merger expenses of $3.114 million related to the F&M and FVNB acquisitions compared with one-time pre-tax merger expenses of $3.203 million for the year ended December 31, 2013 related to prior acquisitions.

Average loans increased $2.785 billion or 44.9% to $8.988 billion for the year ended December 31, 2014, compared with $6.203 billion for the same period in 2013. Average deposits increased $3.926 billion or 30.8% to $16.690 billion for the year ended December 31, 2014, compared with $12.764 billion for the same period in 2013.

The table below provides detail on loans acquired and deposits assumed in the acquisitions of FVNB and F&M completed on November 1, 2013 and April 1, 2014, respectively:

Balance Sheet Data (at period end)

(In thousands)

	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Loans acquired (including new production since respective acquisition dates):
FVNB	$1,283,179	$1,329,537	$1,424,395	$1,509,927	$1,588,238
F&M	1,224,498	1,451,075	1,502,836	-	-
All other loans	6,736,506	6,588,276	6,380,931	6,242,473	6,186,983
Total loans	$9,244,183	$9,368,888	$9,308,162	$7,752,400	$7,775,221

Deposits assumed (including new deposits since respective acquisition dates):
FVNB	$2,116,322	$2,102,722	$2,105,120	$2,164,824	$2,239,415
F&M	2,063,229	1,905,233	2,090,468	-	-
All other deposits	13,513,607	13,006,072	13,085,467	13,295,233	13,051,856
Total deposits	$17,693,158	$17,014,027	$17,281,055	$15,460,057	$15,291,271

As reflected in the table above, loan and deposit growth was impacted by the acquisitions of FVNB and F&M. Excluding loans acquired in these acquisitions and new production at the acquired banking centers since the respective acquisition dates, loans at December 31, 2014 grew $549.523 million or 8.9% compared with December 31, 2013 and increased $148.230 million or 2.2% (9.0% annualized) on a linked quarter basis. Excluding deposits assumed in these acquisitions and new deposits generated at the acquired banking centers since the respective acquisition dates, deposits at December 31, 2014 grew $461.751 million or 3.5% compared with December 31, 2013 and increased $507.535 million or 3.9% (15.6% annualized) on a linked quarter basis.

At December 31, 2014, Prosperity had $21.508 billion in total assets, $9.244 billion in loans and $17.693 billion in deposits. Assets, loans and deposits at December 31, 2014 increased by 15.4%, 18.9% and 15.7%, respectively, compared with their respective levels at December 31, 2013.

Asset Quality

Nonperforming assets totaled $36.919 million or 0.20% of quarterly average earning assets at December 31, 2014, compared with $22.504 million or 0.15% of quarterly average earning assets at December 31, 2013, and $50.082 million or 0.27% of quarterly average earning assets at September 30, 2014. The allowance for credit losses was 0.87% of total loans at

December 31, 2014 and 2013, and 0.83% of total loans at September 30, 2014. Excluding loans acquired that are accounted for under ASC Topics 310-20 and 310-30, the allowance for credit losses was 1.14% of remaining loans as of December 31, 2014, compared with 1.25% at December 31, 2013 and 1.14% at September 30, 2014. Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

The provision for credit losses was $6.350 million for the three months ended December 31, 2014 compared with $7.865 million for the three months ended December 31, 2013 and $5.000 million for the three months ended September 30, 2014. The provision for credit losses was $18.275 million for the year ended December 31, 2014 compared with $17.240 million for the year ended December 31, 2013.

Net charge offs were $3.201 million for the three months ended December 31, 2014, primarily due to one acquired loan made to a company that filed bankruptcy and subsequently sold the collateral, compared with $496 thousand for the three months ended December 31, 2013 and $653 thousand for the three months ended September 30, 2014. Net charge offs were $4.795 million for the year ended December 31, 2014 compared with $2.522 million for the year ended December 31, 2013.

Conference Call

Prosperity’s management team will host a conference call on Friday, January 23, 2015 at 10:30 a.m. Eastern Time (9:30 a.m. Central Time) to discuss Prosperity’s fourth quarter 2014 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383. The elite entry number is 6646422.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at http://www.prosperitybankusa.com. The webcast may be accessed directly from Prosperity’s home page by clicking the “Investor Relations” tab and then the “Presentations & Calls” link.

Redemption of Outstanding Trust Preferred Securities (“TRUPS”)

As of December 31, 2014, all of the $167.531 million of outstanding TRUPS of Prosperity Bancshares, Inc. (“Bancshares”) were counted as Tier 1 capital. Under the new Basel III capital regulations, 75% of TRUPS will be eliminated from Tier 1 capital beginning on March 31, 2015 and fully eliminated by the end of 2016. Although the TRUPS are includable as Tier 2 capital, Bancshares redeemed one issue of TRUPS in early January 2015 and intends to redeem the remaining 11 issues of TRUPS by the end of the first quarter of 2015. Bancshares notified the Federal Reserve of its redemption intent and timing, and the Federal Reserve had no objections to these redemptions. Bancshares intends to fund the redemption of the TRUPS through dividends from Prosperity Bank.

Acquisition of F&M Bancorporation Inc.

On April 1, 2014, Prosperity completed the acquisition of F&M Bancorporation Inc. (“FMBC”) and its wholly-owned subsidiary, The F&M Bank & Trust Company (“F&M Bank”) headquartered in Tulsa, Oklahoma. F&M Bank operated 13 banking offices: 9 in Tulsa, Oklahoma and surrounding areas; 3 in Dallas, Texas; and 1 loan production office in Oklahoma City, Oklahoma. As of March 31, 2014, FMBC, on a consolidated basis, reported total assets of $2.412 billion, total loans of $1.738 billion and total deposits of $2.267 billion.

Pursuant to the terms of the acquisition agreement, Prosperity issued 3,298,022 shares of Prosperity common stock plus $34.240 million in cash for all outstanding shares of FMBC capital stock, which resulted in goodwill of $198.245 million as of December 31, 2014. Additionally, Prosperity recognized $27.140 million of core deposit intangibles as of December 31, 2014. The goodwill balance as of December 31, 2014 does not include subsequent fair value adjustments that are still being finalized.

Acquisition of FVNB Corp.

On November 1, 2013, Prosperity completed the acquisition of FVNB Corp. and its wholly-owned subsidiary, First Victoria National Bank headquartered in Victoria, Texas. First Victoria National Bank operated 33 banking offices: 4 in Victoria, Texas; 7 in the South Texas area including Corpus Christi; 6 in the Bryan/College Station area; 5 in the Central Texas area including New Braunfels; and 11 in the Houston area including The Woodlands and Huntsville. As of September 30, 2013, FVNB Corp., on a consolidated basis, reported total assets of $2.473 billion, total loans of $1.648 billion and total deposits of $2.195 billion.

Pursuant to the terms of the acquisition agreement, Prosperity issued 5,570,667 shares of Prosperity common stock plus $91.250 million in cash for all outstanding shares of FVNB Corp. capital stock, which resulted in goodwill of $327.349 million as of December 31, 2014. Additionally, Prosperity recognized $18.411 million of core deposit intangibles as of December 31, 2014.

Prosperity Bancshares, Inc. ®

As of December 31, 2014, Prosperity Bancshares Inc. ® is a $21.508 billion Houston, Texas based regional financial holding company, formed in 1983. Operating under a community banking philosophy and seeking to develop broad customer relationships based on service and convenience, Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at http://www.prosperitybankusa.com, Retail Brokerage Services, Credit Cards, MasterMoney Debit Cards, 24 hour voice response banking, Trust and Wealth Management, Mortgage Services and Mobile Banking.

Prosperity currently operates 244 full-service banking locations: 61 in the Houston area, including The Woodlands; 30 in the South Texas area including Corpus Christi and Victoria; 36 in the Dallas/Fort Worth area; 22 in the East Texas area; 30 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area, 6 in the Central Oklahoma area and 9 in the Tulsa, Oklahoma area.

Bryan/College Station Area -	Sachse	Sugar Land	Sinton
Bryan	The Colony	SW Medical Center	Taft
Bryan-29th Street	Turtle Creek	Tanglewood	Victoria
Bryan-East	Westmoreland	Uptown	Victoria-Navarro
Bryan-North		Waugh Drive	Victoria-North
Caldwell	Fort Worth -	Westheimer	Yoakum
College Station	Haltom City	West University	Yorktown
Crescent Point	Keller	Woodcreek
Hearne	Roanoke		West Texas Area -
Huntsville	Stockyards	Other Houston Area	Abilene -
Madisonville		Locations -	Antilley Road
Navasota	Other Dallas/Fort Worth Locations -	Angleton	Barrow Street
New Waverly	Arlington	Bay City	Cypress Street
Rock Prairie	Azle	Beaumont	Judge Ely
Southwest Parkway	Ennis	Cinco Ranch	Mockingbird
Tower Point	Gainesville	Cleveland
Wellborn Road	Glen Rose	East Bernard	Lubbock -
	Granbury	El Campo	4th Street
Central Texas Area -	Mesquite	Dayton	66th Street
Austin -	Muenster	Galveston	82nd Street
183	Sanger	Groves	86th Street
Allandale	Waxahachie	Hempstead	98th Street
Cedar Park	Weatherford	Hitchcock	Avenue Q
Congress		Katy	North University
Lakeway	East Texas Area -	Katy-Spring Green	Texas Tech Student Union
Liberty Hill	Athens	Liberty
Northland	Blooming Grove	Magnolia	Midland -
Oak Hill	Canton	Magnolia Parkway	Wadley
Research Blvd	Carthage	Mont Belvieu	Wall Street
Westlake	Corsicana	Nederland
	Crockett	Needville	Odessa -
Other Central Texas Locations -	Eustace	Rosenberg	Grandview
Bastrop	Gilmer	Shadow Creek	Grant
Canyon Lake	Grapeland	Spring	Kermit Highway
Dime Box	Gun Barrel City	Sweeny	Parkway
Dripping Springs	Jacksonville	The Woodlands-I-45
Elgin	Kerens	The Woodlands-Research Forest	Other West Texas Locations -
Flatonia	Longview	Tomball	Big Spring
Georgetown	Mount Vernon	Waller	Brownfield
Gruene	Palestine	West Columbia	Brownwood
Kingsland	Rusk	Wharton	Cisco
La Grange	Seven Points	Winnie	Comanche
Lexington	Teague	Wirt	Early
New Braunfels	Tyler-Beckham		Floydada
Pleasanton	Tyler-South Broadway	South Texas Area -	Gorman
Round Rock	Tyler-University	Corpus Christi -	Levelland
San Antonio	Winnsboro	Airline	Littlefield
Schulenburg		Calallen	Merkel
Seguin	Houston Area -	Carmel	Plainview
Smithville	Houston -	Northwest	San Angelo
Thorndale	Aldine	Saratoga	Slaton
Weimar	Bellaire	Timbergate	Snyder
	Beltway	Water Street
Dallas/Fort Worth Area -	Clear Lake		Oklahoma
Dallas -	Copperfield	Other South Texas	Central Oklahoma-
Abrams Centre	Cypress	Locations -	23rd Street
Balch Springs	Downtown	Alice	Edmond
Camp Wisdom	Eastex	Aransas Pass	Expressway
Cedar Hill	Fairfield	Beeville	I-240
Dallas – Central Expressway	First Colony	Colony Creek	Memorial
Forest Park	Gessner	Cuero	Norman
Frisco	Gladebrook	Edna
Frisco-West	Heights	Goliad	Tulsa-
Kiest	Highway 6 West	Gonzales	Garnett
McKinney	Little York	Hallettsville	Harvard
McKinney-Stonebridge	Medical Center	Kingsville	Memorial
Midway	Memorial Drive	Mathis	Owasso
Northwest Highway	Northside	Padre Island	Sheridan
Plano	Pasadena	Palacios	S. Harvard
Preston Forest	Pecan Grove	Port Lavaca	Utica Square
Preston Road	River Oaks	Portland	Utica Tower
Red Oak		Rockport	Yale

- - -

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; and weather. These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2013 and other reports and statements Prosperity has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares® may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
Balance Sheet Data
(at period end)
Total loans	$9,244,183	$9,368,888	$9,308,162	$7,752,400	$7,775,221
Investment securities(A)	9,045,776	8,845,909	8,851,235	8,561,337	8,224,448
Federal funds sold	569	484	3,630	382	400
Allowance for credit losses	(80,762)	(77,613)	(73,266)	(67,096)	(67,282)
Cash and due from banks	677,285	330,952	509,853	349,860	380,990
Goodwill	1,874,191	1,892,255	1,894,270	1,672,004	1,674,209
Core deposit intangibles, net	58,947	34,474	37,072	39,702	37,912
Other real estate owned	3,237	5,504	5,093	7,372	7,299
Fixed assets, net	281,549	283,011	285,751	280,812	282,925
Other assets	402,758	433,450	426,306	316,360	325,906
Total assets	$21,507,733	$21,117,314	$21,248,106	$18,913,133	$18,642,028

Noninterest-bearing deposits	$4,936,420	$4,968,867	$4,921,398	$4,142,042	$4,108,835
Interest-bearing deposits	12,756,738	12,045,160	12,359,657	11,318,015	11,182,436
Total deposits	17,693,158	17,014,027	17,281,055	15,460,057	15,291,271
Other borrowings	8,724	289,972	200,210	40,451	10,689
Securities sold under repurchase agreements	315,523	358,053	388,342	349,074	364,357
Junior subordinated debentures	167,531	167,531	167,531	124,231	124,231
Other liabilities	77,971	104,781	90,374	98,566	64,662
Total liabilities	18,262,907	17,934,364	18,127,512	16,072,379	15,855,210
Shareholders' equity(B)	3,244,826	3,182,950	3,120,594	2,840,754	2,786,818
Total liabilities and equity	$21,507,733	$21,117,314	$21,248,106	$18,913,133	$18,642,028

(A) Includes $5,737, $5,756, $6,706, $7,023 and $7,512 in unrealized gains on available for sale securities for the quarterly periods ending December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014 and December 31, 2013, respectively.

(B) Includes $3,729, $3,741, $4,359, $4,565 and $4,883 in after-tax unrealized gains on available for sale securities for the quarterly periods ending December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014 and December 31, 2013, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended					Year Ended
	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013

Income Statement Data
Interest income:
Loans	$139,396	$140,521	$138,655	$107,144	$110,575	$525,716	$376,117
Securities(C)	47,108	46,910	47,670	47,056	45,100	188,744	162,993
Federal funds sold and other earning assets	74	35	178	48	76	335	187
Total interest income	186,578	187,466	186,503	154,248	155,751	714,795	539,297

Interest expense:
Deposits	7,326	10,240	10,918	9,387	9,048	37,871	35,222
Other borrowings	200	225	189	158	224	772	1,497
Securities sold under repurchase agreements	202	245	254	237	280	938	1,201
Junior subordinated debentures	1,099	1,099	1,087	775	730	4,060	2,551
Total interest expense	8,827	11,809	12,448	10,557	10,282	43,641	40,471
Net interest income	177,751	175,657	174,055	143,691	145,469	671,154	498,826
Provision for credit losses	6,350	5,000	6,325	600	7,865	18,275	17,240
Net interest income after provision for credit losses	171,401	170,657	167,730	143,091	137,604	652,879	481,586

Noninterest income:
Nonsufficient funds (NSF) fees	9,345	9,734	9,099	8,870	9,669	37,048	35,173
Credit card, debit card and ATM card income	5,786	5,921	6,030	5,152	4,662	22,889	22,463
Service charges on deposit accounts	4,263	4,255	4,325	3,609	3,460	16,452	12,864
Trust income	2,165	2,099	2,044	1,800	1,542	8,108	4,356
Mortgage income	1,049	1,414	1,208	593	549	4,264	4,038
Brokerage income	1,455	1,743	1,401	1,269	719	5,868	1,518
Bank owned life insurance income	1,392	1,404	1,365	1,028	1,011	5,189	3,635
Net gain (loss) on sale of assets	24	23	1,301	3,310	40	4,658	(13)
Net gain (loss) on sale of other real estate	726	(30)	1,404	(60)	196	2,040	(536)
Other noninterest income	3,901	3,598	5,824	3,033	3,310	16,356	11,929
Total noninterest income	30,106	30,161	34,001	28,604	25,158	122,872	95,427

Noninterest expense:
Salaries and benefits	49,557	52,179	54,126	43,408	40,633	199,270	148,494
Net occupancy and equipment	6,620	6,801	5,996	5,339	4,893	24,756	18,934
Debit card, data processing and software amortization	4,553	4,044	4,009	3,184	3,333	15,790	11,908
Regulatory assessments and FDIC insurance	4,354	4,051	3,886	2,726	2,771	15,017	10,261
Core deposit intangibles amortization	2,667	2,598	2,630	2,045	1,594	9,940	6,145
Depreciation	3,491	3,516	3,522	3,201	3,072	13,730	10,593
Communications	2,993	2,960	2,919	2,737	2,468	11,609	9,471
Other real estate expense	363	72	188	396	176	1,019	711
Other noninterest expense	10,164	9,289	11,420	7,998	9,652	38,871	30,679
Total noninterest expense	84,762	85,510	88,696	71,034	68,592	330,002	247,196
Income before income taxes	116,745	115,308	113,035	100,661	94,170	445,749	329,817
Provision for income taxes	38,517	38,738	37,529	33,524	31,199	148,308	108,419
Net income available to common shareholders	$78,228	$76,570	$75,506	$67,137	$62,971	$297,441	$221,398

(C) Interest income on securities was reduced by net premium amortization of $13,031, $13,531, $12,837, $12,280 and $12,017 for the three month periods ended December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014 and December 31, 2013, respectively, and $51,679 and $68,701 for the years ended December 31, 2014 and 2013, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended					Year Ended
	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013

Profitability
Net income	$78,228	$76,570	$75,506	$67,137	$62,971	$297,441	$221,398

Basic earnings per share	$1.12	$1.10	$1.08	$1.01	$0.98	$4.32	$3.66
Diluted earnings per share	$1.12	$1.10	$1.08	$1.01	$0.98	$4.32	$3.65

Return on average assets (D)	1.48%	1.45%	1.42%	1.43%	1.42%	1.44%	1.36%
Return on average common equity (D)	9.70%	9.69%	9.75%	9.52%	9.53%	9.66%	9.31%
Return on average tangible common equity (D) (E)	23.87%	24.84%	24.06%	24.23%	23.97%	24.24%	22.52%
Tax equivalent net interest margin (F)	3.89%	3.85%	3.83%	3.62%	3.82%	3.80%	3.58%
Efficiency ratio(G)	40.78%	41.55%	42.90%	42.04%	40.21%	41.81%	41.60%

Liquidity and Capital Ratios
Equity to assets	15.09%	15.07%	14.69%	15.02%	14.95%	15.09%	14.95%
Tier 1 risk-based capital	13.80%	13.18%	12.50%	13.85%	13.29%	13.80%	13.29%
Total risk-based capital	14.56%	13.90%	13.18%	14.59%	14.03%	14.56%	14.03%
Tier 1 leverage capital	7.69%	7.40%	6.98%	7.30%	7.44%	7.69%	7.44%
Tangible equity to tangible assets(E)	6.70%	6.55%	6.16%	6.56%	6.35%	6.70%	6.35%

Other Data
Shares used in computed earnings per share
Basic	69,768	69,751	69,667	66,186	64,024	68,855	60,421
Diluted	69,796	69,791	69,728	66,280	64,173	68,911	60,578
Period end shares outstanding	69,780	69,756	69,744	66,261	66,048	69,780	66,048
Cash dividends paid per common share	$0.273	$0.240	$0.240	$0.240	$0.240	$0.993	$0.885
Book value per share	$46.50	$45.63	$44.74	$42.87	$42.19	$46.50	$42.19
Tangible book value per share(E)	$18.80	$18.01	$17.05	$17.04	$16.27	$18.80	$16.27

Common Stock Market Price
High	$61.15	$63.73	$67.49	$67.68	$65.49	$67.68	$65.07
Low	52.62	55.99	56.04	59.75	61.18	52.62	42.38
Period end closing price	55.36	57.17	62.60	66.15	63.39	55.36	63.39
Employees – FTE	3,096	3,057	3,199	2,888	2,995	3,096	2,995
Number of banking centers	245	245	247	236	238	245	238

(D) Interim periods annualized.

(E) Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconcilation of this non-GAAP financial measure.

(F) Net interest margin for all periods presented is calculated on an actual 365 day basis.

(G) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale of assets and securities. Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Dec 31, 2014				Sep 30, 2014				Dec 31, 2013
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate		Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate		Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate

Interest-Earning Assets:
Loans	$9,325,330	$139,396	5.93%		$9,381,248	$140,521	5.94%		$7,238,438	$110,575	6.06%
Investment securities	8,835,176	47,108	2.12%	(H)	8,836,309	46,910	2.11%	(H)	7,992,673	45,100	2.24%	(H)
Federal funds sold and other earning assets	143,705	74	0.20%		95,378	35	0.15%		103,413	76	0.29%
Total interest-earning assets	18,304,211	$186,578	4.04%		18,312,935	$187,466	4.06%		15,334,524	$155,751	4.03%
Allowance for credit losses	(76,948)				(73,977)				(60,170)
Noninterest-earning assets	2,883,029				2,881,762				2,502,276
Total assets	$21,110,292				$21,120,720				$17,776,630

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$3,546,825	$2,068	0.23%		$3,399,655	$2,089	0.24%		$2,963,899	$1,899	0.25%
Savings and money market deposits	5,442,568	3,301	0.24%		5,502,326	3,400	0.25%		4,654,044	3,049	0.26%
Certificates and other time deposits	3,083,047	1,957	0.25%		3,235,185	4,751	0.58%		2,712,699	4,100	0.60%
Other borrowings	168,167	200	0.47%		215,222	225	0.42%		210,492	224	0.42%
Securities sold under repurchase agreements	323,882	202	0.25%		389,726	245	0.25%		398,100	280	0.28%
Junior subordinated debentures	167,531	1,099	2.60%		167,531	1,099	2.60%		111,172	730	2.61%
Total interest-bearing liabilities	12,732,020	8,827	0.28%	(I)	12,909,645	11,809	0.36%	(I)	11,050,406	10,282	0.37%	(I)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	5,045,097				4,939,388				3,860,296
Other liabilities	106,222				109,287				223,394
Total liabilities	17,883,339				17,958,320				15,134,096
Shareholders' equity	3,226,953				3,162,400				2,642,534
Total liabilities and shareholders' equity	$21,110,292				$21,120,720				$17,776,630

Net interest income and margin		$177,751	3.85%			$175,657	3.81%			$145,469	3.76%

Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		1,836				1,997				2,152

Net interest income and margin (tax equivalent basis)		$179,587	3.89%			$177,654	3.85%			$147,621	3.82%

(H) Yield on securities was impacted by net premium amortization of $13,031, $13,531 and $12,017 for the three month periods ended December 31, 2014, September 30, 2014 and December 31, 2013, respectively.

(I) Total cost of funds, including noninterest bearing deposits, was 0.20%, 0.26% and 0.27% for the three months ended December 31, 2014, September 30, 2014 and December 31, 2013, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Year Ended
	2014				2013
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate		Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate

Interest-Earning Assets:
Loans	$8,988,069	$525,716	5.85%		$6,202,897	$376,117	6.06%
Investment securities	8,723,011	188,744	2.16%	(J)	7,932,782	162,993	2.05%	(J)
Federal funds sold and other earning assets	143,754	335	0.23%		50,318	187	0.37%
Total interest-earning assets	17,854,834	$714,795	4.00%		14,185,997	$539,297	3.80%
Allowance for credit losses	(72,714)				(57,001)
Noninterest-earning assets	2,814,809				2,126,918
Total assets	$20,596,929				$16,255,914

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$3,516,987	$8,561	0.24%		$2,651,320	$7,917	0.30%
Savings and money market deposits	5,355,967	13,406	0.25%		4,237,323	11,961	0.28%
Certificates and other time deposits	3,129,710	15,904	0.51%		2,530,065	15,344	0.61%
Other borrowings	144,570	772	0.53%		470,854	1,497	0.32%
Securities sold under repurchase agreements	361,025	938	0.26%		443,231	1,201	0.27%
Junior subordinated debentures	154,902	4,060	2.62%		91,584	2,551	2.79%
Total interest-bearing liabilities	12,663,161	43,641	0.34%	(K)	10,424,377	40,471	0.39%	(K)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	4,687,680				3,345,594
Other liabilities	165,764				107,709
Total liabilities	17,516,605				13,877,680
Shareholders' equity	3,080,324				2,378,234
Total liabilities and shareholders' equity	$20,596,929				$16,255,914

Net interest income and margin		$671,154	3.76%			$498,826	3.52%

Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		7,968				8,368

Net interest income and margin (tax equivalent basis)		$679,122	3.80%			$507,194	3.58%

(J) Yield on securities was impacted by net premium amortization of $51,679 and $68,701 for the years ended December 31, 2014 and 2013, respectively.

(K) Total cost of funds, including noninterest bearing deposits, was 0.25% and 0.29% for the years ended December 31, 2014 and 2013, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year Ended
	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013
Adjustment to Loan Yield (L)
Interest on loans, as reported	$139,396	$140,521	$138,655	$107,144	$110,575	$525,716	$376,117
Purchase accounting adjustment- loan discount accretion	(28,590)	(28,458)	(25,352)	(13,475)	(19,979)	(95,875)	(62,723)
Interest on loans without discount accretion	$110,806	$112,063	$113,303	$93,669	$90,596	$429,841	$313,394
Average loans	$9,325,330	$9,381,248	$9,468,136	$7,755,997	$7,238,438	$8,988,069	$6,202,897
Loan yield without purchase accounting adjustment	4.71%	4.74%	4.80%	4.90%	4.97%	4.78%	5.05%
Loan yield, as reported	5.93%	5.94%	5.87%	5.60%	6.06%	5.85%	6.06%

Adjustment to Securities Yield (L)
Interest on securities, as reported	$47,108	$46,910	$47,670	$47,056	$45,100	$188,744	$162,993
Purchase accounting adjustment- securities amortization	1,590	1,466	1,570	1,964	1,892	6,590	9,872
Interest on securities without amortization	$48,698	$48,376	$49,240	$49,020	$46,992	$195,334	$172,865
Average securities	$8,835,176	$8,836,309	$8,748,322	$8,466,946	$7,992,673	$8,723,011	$7,932,782
Securities yield without purchase accounting adjustment	2.19%	2.17%	2.26%	2.35%	2.33%	2.24%	2.18%
Securities yield, as reported	2.12%	2.11%	2.19%	2.25%	2.24%	2.16%	2.05%

Adjustment to Time Deposits Yield (L)
Interest on time deposits, as reported	$1,957	$4,751	$5,096	$4,100	$4,100	$15,904	$15,344
Purchase accounting adjustment- time deposit amortization	2,443	16	16	81	112	2,556	389
Interest on time deposits without amortization	$4,400	$4,767	$5,112	$4,181	$4,212	$18,460	$15,733
Average time deposits	$3,083,047	$3,235,185	$3,379,819	$2,816,701	$2,712,699	$3,129,710	$2,530,065
Time deposits yield without purchase accounting adjustment	0.57%	0.58%	0.61%	0.60%	0.62%	0.59%	0.62%
Time deposits yield, as reported	0.25%	0.58%	0.60%	0.59%	0.60%	0.51%	0.61%

Net Interest Margin (tax equivalent basis, excluding purchase accounting adjustments to yield)	3.25%	3.26%	3.31%	3.33%	3.35%	3.29%	3.20%

Net Interest Margin (tax equivalent basis), as reported	3.89%	3.85%	3.83%	3.62%	3.82%	3.80%	3.58%

Net income available to common shareholders, as reported	$78,228	$76,570	$75,506	$67,137	$62,971	$297,441	$221,398
Less: Purchase accounting adjustments, net of tax (M)	(19,729)	(17,935)	(15,897)	(7,731)	(12,170)	(61,284)	(35,739)
Net income available to common shareholders, adjusted	$58,499	$58,635	$59,609	$59,406	$50,801	$236,157	$185,659

	Acquired Loans Accounted for Under ASC 310-20			Acquired Loans Accounted for Under ASC 310-30			Total Loans Accounted for Under ASC 310-20 and 310-30
	Balance at Acquisition Date	Balance at Sep 30, 2014	Balance at Dec 31, 2014	Balance at Acquisition Date	Balance at Sep 30, 2014	Balance at Dec 31, 2014	Balance at Acquisition Date		Balance at Sep 30, 2014	Balance at Dec 31, 2014
Loan marks:
Previously acquired banks (N)	$159,627	$59,738	$52,886	$63,547	$31,180	$26,862	$223,174		$90,918	$79,748
2014 acquisition (O)	65,962	44,458	36,219	68,359	59,514	45,408	134,321		103,972	81,627
Total	225,589	104,196	89,105	131,906	90,694	72,270	357,495		194,890	161,375

Acquired portfolio loan balances:
Previously acquired banks (N)	3,839,647	1,628,791	1,470,136	135,279	65,880	57,688	3,974,926		1,694,671	1,527,824
2014 acquisition (O)	1,617,287	940,532	715,975	120,567	96,120	71,724	1,737,854		1,036,652	787,699
Total	5,456,934	2,569,323	2,186,111	255,846	162,000	129,412	5,712,780	(P)	2,731,323	2,315,523

Acquired portfolio loan balances less loan marks	$5,231,345	$2,465,128	$2,097,006	$123,940	$71,306	$57,142	$5,355,285		$2,536,433	$2,154,148

(L) Non-GAAP financial measure.

(M) Using effective tax rate of 33.0%, 33.6%, 33.2%, 33.3%, and 33.1% for the three month periods ended December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014, and December 31, 2013 respectively, and 33.3% and 32.9% for the years ended December 31, 2014 and 2013, respectively.

(N) Includes Bank of Texas, Bank Arlington, American State Bank, Community National Bank, East Texas Financial Services, Coppermark and FVNB.

(O) F&M was acquired on April 1, 2014. During the second quarter of 2014, the acquisition of F&M added $1.738 billion in loans with related purchase accounting adjustments of $134.321 million at acquisition date.

(P) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
YIELD TREND

Interest-Earning Assets:
Loans	5.93%	5.94%	5.87%	5.60%	6.06%
Investment securities (Q)	2.12%	2.11%	2.19%	2.25%	2.24%
Federal funds sold and other earning assets	0.20%	0.15%	0.30%	0.19%	0.29%
Total interest-earning assets	4.04%	4.06%	4.05%	3.83%	4.03%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.23%	0.24%	0.26%	0.24%	0.25%
Savings and money market deposits	0.24%	0.25%	0.26%	0.26%	0.26%
Certificates and other time deposits	0.25%	0.58%	0.60%	0.59%	0.60%
Other borrowings	0.47%	0.42%	0.54%	1.23%	0.42%
Securities sold under repurchase agreements	0.25%	0.25%	0.27%	0.28%	0.28%
Junior subordinated debentures	2.60%	2.60%	2.60%	2.53%	2.61%
Total interest-bearing liabilities	0.28%	0.36%	0.38%	0.36%	0.37%

Net Interest Margin	3.85%	3.81%	3.78%	3.57%	3.76%
Net Interest Margin (tax equivalent)	3.89%	3.85%	3.83%	3.62%	3.82%

(Q) Yield on securities was impacted by net premium amortization of $13,031, $13,531, $12,837, $12,280, and $12,017 for the three month periods ended December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014, and December 31, 2013, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
Balance Sheet Averages
Total loans	$9,325,330	$9,381,248	$9,468,136	$7,755,997	$7,238,438
Investment securities	8,835,176	8,836,309	8,748,322	8,466,946	7,992,673
Federal funds sold and other earning assets	143,705	95,378	234,302	101,700	103,413
Total interest-earning assets	18,304,211	18,312,935	18,450,760	16,324,643	15,334,524
Allowance for credit losses	(76,948)	(73,977)	(72,587)	(67,222)	(60,170)
Cash and due from banks	273,503	267,389	284,432	255,297	232,666
Goodwill	1,883,654	1,893,667	1,803,534	1,673,216	1,560,905
Core deposit intangibles, net	43,157	35,753	38,469	38,754	30,641
Other real estate	4,843	5,405	8,562	7,885	7,254
Fixed assets, net	282,827	285,039	292,075	282,411	251,688
Other assets	395,045	394,509	512,303	293,330	419,122
Total assets	$21,110,292	$21,120,720	$21,317,548	$18,808,314	$17,776,630

Noninterest-bearing deposits	$5,045,097	$4,939,388	$4,735,575	$4,018,094	$3,860,296
Interest-bearing demand deposits	3,546,825	3,399,655	3,568,475	3,554,366	2,963,899
Savings and money market deposits	5,442,568	5,502,326	5,479,978	4,992,442	4,654,044
Certificates and other time deposits	3,083,047	3,235,185	3,379,819	2,816,701	2,712,699
Total deposits	17,117,537	17,076,554	17,163,847	15,381,603	14,190,938
Other borrowings	168,167	215,222	140,906	51,932	210,492
Securities sold under repurchase agreements	323,882	389,726	382,692	347,747	398,100
Junior subordinated debentures	167,531	167,531	167,531	124,231	111,172
Other liabilities	106,222	109,287	365,169	82,288	223,394
Shareholders' equity	3,226,953	3,162,400	3,097,403	2,820,513	2,642,534
Total liabilities and equity	$21,110,292	$21,120,720	$21,317,548	$18,808,314	$17,776,630

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Dec 31, 2014		Sep 30, 2014		Jun 30, 2014		Mar 31, 2014		Dec 31, 2013
Period End Balances

Loan Portfolio
Commercial and other	$1,952,945	21.1%	$2,058,217	22.0%	$2,139,983	23.0%	$1,312,405	16.9%	$1,322,975	17.0%
Construction	1,026,475	11.1%	1,041,300	11.1%	1,005,099	10.8%	888,985	11.5%	865,511	11.1%
1-4 family residential	2,250,251	24.4%	2,210,141	23.6%	2,153,801	23.1%	1,906,480	24.7%	1,870,365	24.2%
Home equity	271,930	2.9%	269,850	2.9%	267,759	2.9%	263,966	3.4%	261,355	3.4%
Commercial real estate	3,030,340	32.8%	3,091,090	33.1%	3,027,945	32.6%	2,709,386	34.9%	2,753,797	35.3%
Agriculture (includes farmland)	551,646	6.0%	534,672	5.7%	542,360	5.8%	512,857	6.6%	531,258	6.8%
Consumer	160,596	1.7%	163,618	1.7%	171,215	1.8%	158,321	2.0%	169,960	2.2%
Total loans	$9,244,183		$9,368,888		$9,308,162		$7,752,400		$7,775,221

Deposit Types
Noninterest-bearing DDA	$4,936,420	27.9%	$4,968,867	29.2%	$4,921,398	28.5%	$4,142,042	26.9%	$4,108,835	26.9%
Interest-bearing DDA	4,260,038	24.1%	3,359,606	19.7%	3,467,826	20.1%	3,446,375	22.3%	3,470,316	22.7%
Money market	3,680,711	20.8%	3,788,358	22.3%	3,861,339	22.3%	3,468,016	22.4%	3,320,062	21.7%
Savings	1,784,889	10.1%	1,728,676	10.2%	1,707,645	9.9%	1,630,395	10.5%	1,571,504	10.3%
Certificates and other time deposits	3,031,100	17.1%	3,168,520	18.6%	3,322,847	19.2%	2,773,229	17.9%	2,820,554	18.4%
Total deposits	$17,693,158		$17,014,027		$17,281,055		$15,460,057		$15,291,271

Loan to Deposit Ratio	52.2%		55.1%		53.9%		50.1%		50.8%

Construction Loans
Single family residential construction	$329,797	32.0%	$317,307	30.3%	$316,579	31.2%	$292,137	32.6%	$271,491	30.9%
Land development	84,051	8.2%	89,553	8.5%	88,947	8.8%	73,974	8.2%	83,820	9.6%
Raw land	106,058	10.3%	83,013	7.9%	62,731	6.2%	55,384	6.2%	48,996	5.6%
Residential lots	148,763	14.4%	154,027	14.7%	138,769	13.7%	118,733	13.2%	122,449	14.0%
Commercial lots	89,565	8.7%	86,991	8.3%	93,200	9.2%	99,300	11.1%	103,878	11.9%
Commercial construction and other	272,723	26.5%	317,355	30.3%	312,870	30.9%	257,942	28.7%	244,124	28.0%
Net unaccreted discount	(4,482)		(6,946)		(7,997)		(8,485)		(9,247)
Total construction loans	$1,026,475		$1,041,300		$1,005,099		$888,985		$865,511

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013

Asset Quality
Nonaccrual loans	$31,422	$26,804	$23,082	$7,714	$10,231	$31,422	$10,231
Accruing loans 90 or more days past due	2,193	17,753	335	3,519	4,947	2,193	4,947
Total nonperforming loans	33,615	44,557	23,417	11,233	15,178	33,615	15,178
Repossessed assets	67	21	11	91	27	67	27
Other real estate	3,237	5,504	5,093	7,372	7,299	3,237	7,299
Total nonperforming assets	$36,919	$50,082	$28,521	$18,696	$22,504	$36,919	$22,504

Nonperforming assets:
Commercial and industrial	$21,418	$26,172	$14,434	$4,748	$3,153	$21,418	$3,153
Construction, land development and other land loans	1,893	5,998	2,449	4,053	4,558	1,893	4,558
1-4 family residential (including home equity)	5,232	7,559	6,909	5,435	6,279	5,232	6,279
Commercial real estate (including multi-family residential)	6,695	9,686	3,970	4,196	8,033	6,695	8,033
Agriculture (including farmland)	473	182	140	104	279	473	279
Consumer and other	1,208	485	619	160	202	1,208	202
Total	$36,919	$50,082	$28,521	$18,696	$22,504	$36,919	$22,504

Number of loans/properties	169	194	179	164	203	169	203

Allowance for credit losses at end of period	$80,762	$77,613	$73,266	$67,096	$67,282	$80,762	$67,282

Net charge-offs:
Commercial and industrial	$318	$17	$(64)	$81	$7	$352	$333
Construction, land development and other land loans	(1)	(28)	115	(17)	(12)	69	26
1-4 family residential (including home equity)	420	70	406	131	21	1,027	173
Commercial real estate (including multi-family residential)	1,732	(6)	5	60	(311)	1,791	(38)
Agriculture (including farmland)	(13)	(53)	(843)	(81)	(85)	(990)	(66)
Consumer and other	745	653	536	612	876	2,546	2,094
Total	$3,201	$653	$155	$786	$496	$4,795	$2,522

Asset Quality Ratios
Nonperforming assets to average earning assets	0.20%	0.27%	0.15%	0.11%	0.15%	0.21%	0.16%
Nonperforming assets to loans and other real estate	0.40%	0.53%	0.31%	0.24%	0.29%	0.40%	0.29%
Net charge-offs to average loans (annualized)	0.14%	0.03%	0.01%	0.04%	0.03%	0.05%	0.04%
Allowance for credit losses to total loans	0.87%	0.83%	0.79%	0.87%	0.87%	0.87%	0.87%
Allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30) (E)	1.14%	1.14%	1.15%	1.18%	1.25%	1.14%	1.25%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30). Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and Prosperity believes that its presentation, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

	Three Months Ended					Year Ended
	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013

Return on average tangible common equity:
Net income	$78,228	$76,570	$75,506	$67,137	$62,971	$297,441	$221,398
Average shareholders' equity	$3,226,953	$3,162,400	$3,097,403	$2,820,513	$2,642,534	$3,080,324	$2,378,234
Less: Average goodwill and other intangible assets	(1,926,811)	(1,929,420)	(1,842,003)	(1,711,970)	(1,591,546)	(1,853,350)	(1,395,323)
Average tangible shareholders’ equity	$1,300,142	$1,232,980	$1,255,400	$1,108,543	$1,050,988	$1,226,974	$982,911
Return on average tangible common equity:	23.87%	24.84%	24.06%	24.23%	23.97%	24.24%	22.52%

Tangible book value per share:
Shareholders’ equity	$3,244,826	$3,182,950	$3,120,594	$2,840,754	$2,786,818	$3,244,826	$2,786,818
Less: Goodwill and other intangible assets	(1,933,138)	(1,926,729)	(1,931,342)	(1,711,706)	(1,712,121)	(1,933,138)	(1,712,121)
Tangible shareholders’ equity	$1,311,688	$1,256,221	$1,189,252	$1,129,048	$1,074,697	$1,311,688	$1,074,697

Period end shares outstanding	69,780	69,756	69,744	66,261	66,048	69,780	66,048
Tangible book value per share:	$18.80	$18.01	$17.05	$17.04	$16.27	$18.80	$16.27

Tangible equity to tangible assets ratio:
Tangible shareholders’ equity	$1,311,688	$1,256,221	$1,189,252	$1,129,048	$1,074,697	$1,311,688	$1,074,697

Total assets	$21,507,733	$21,117,314	$21,248,106	$18,913,133	$18,642,028	$21,507,733	$18,642,028
Less: Goodwill and other intangible assets	(1,933,138)	(1,926,729)	(1,931,342)	(1,711,706)	(1,712,121)	(1,933,138)	(1,712,121)
Tangible assets	$19,574,595	$19,190,585	$19,316,764	$17,201,427	$16,929,907	$19,574,595	$16,929,907

Tangible equity to tangible assets ratio:	6.70%	6.55%	6.16%	6.56%	6.35%	6.70%	6.35%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year Ended
	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013
Allowance for credit losses to total loans, excluding acquired loans:

Allowance for credit losses	$80,762	$77,613	$73,266	$67,096	$67,282	$80,762	$67,282
Total loans	$9,244,183	$9,368,888	$9,308,162	$7,752,400	$7,775,221	$9,244,183	$7,775,221
Less: Fair value of acquired loans (acquired portfolio loan balances less loan marks)	$2,154,148	$2,536,433	$2,948,999	$2,086,744	$2,412,660	$2,154,148	$2,412,660
Total loans less acquired loans	$7,090,035	$6,832,455	$6,359,163	$5,665,656	$5,362,561	$7,090,035	$5,362,561
Allowance for credit losses to total loans, excluding acquired loans (non-GAAP basis)	1.14%	1.14%	1.15%	1.18%	1.25%	1.14%	1.25%